UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RMB INVESTORS TRUST
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT NOTICE
WE NEED YOUR HELP
Dear Shareholder,

We need your help. The Special Meeting of Shareholders of your RMB Mendon Financial Services Fund was adjourned and will reconvene on May 14, 2024 at 1:00 p.m. Central Time to provide shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that you have not yet voted.

The Fund’s Board of Trustees recommends that shareholders vote FOR each of the Proposals.
PLEASE take a moment to cast your vote TODAY.

As discussed in the proxy statement, the reason for the Special Meeting is to ask shareholders to approve (i) a new investment advisory agreement between RMB Investors Trust, on behalf of the RMB Mendon Financial Services Fund, and Curi RMB Capital, LLC (formerly RMB Capital Management, LLC) and (ii) a new sub-advisory agreement between Curi RMB Capital and Mendon Capital Advisors Corp. for investment management services to be provided to the RMB Mendon Financial Services Fund.

The Board of Trustees of the Trust has reviewed each matter carefully and unanimously recommends that you vote “FOR” each of the Proposals. A summary of the Board’s considerations and other important details are included in the Proxy Statement, which can be found at https://vote.proxyonline.com/rmb/docs/proxy2024.pdf.

If you have any proxy-related questions or would like to cast your vote by phone, call (800) 628-8538 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.

We very much appreciate your attention to this matter.

Best regards,
Christopher M. Graff
President, RMB Investors Trust

Please see below or review the enclosed proxy form for convenient options to vote:

A.Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 628-8538. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.

B.Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

C.Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

D.Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you for your consideration and your vote!
NOBO

URGENT NOTICE
WE NEED YOUR HELP
Dear Shareholder,

We need your help. The Special Meeting of Shareholders of your RMB Mendon Financial Services Fund was adjourned and will reconvene on May 14, 2024 at 1:00 p.m. Central Time to provide shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that you have not yet voted.

The Fund’s Board of Trustees recommends that shareholders vote FOR each of the Proposals.
PLEASE take a moment to cast your vote TODAY.

As discussed in the proxy statement, the reason for the Special Meeting is to ask shareholders to approve (i) a new investment advisory agreement between RMB Investors Trust, on behalf of the RMB Mendon Financial Services Fund, and Curi RMB Capital, LLC (formerly RMB Capital Management, LLC) and (ii) a new sub-advisory agreement between Curi RMB Capital and Mendon Capital Advisors Corp. for investment management services to be provided to the RMB Mendon Financial Services Fund.

The Board of Trustees of the Trust has reviewed each matter carefully and unanimously recommends that you vote “FOR” each of the Proposals. A summary of the Board’s considerations and other important details are included in the Proxy Statement, which can be found at https://vote.proxyonline.com/rmb/docs/proxy2024.pdf.

If you have any proxy-related questions or would like to cast your vote by phone, call (800) 628-8538 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.

We very much appreciate your attention to this matter.

Best regards,
Christopher M. Graff
President, RMB Investors Trust

Please see below or review the enclosed proxy form for convenient options to vote:

A.Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

B.Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

C.Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you for your consideration and your vote!

OBO